Exhibit 10.2 - LOGISTIC AIR Engine Lease Agreement Amendment

AMENDMENT II
AIRCRAFT ENGINE LEASE AGREEMENT

THIS SECOND AMENDMENT TO AIRCRAFT ENGINE LEASE AGREEMENT is made as of November 10th , 2013, between LOGISTIC AIR, INC. ("Lessor") and BALTIA AIRLINES, INC. ("Lessee").

WHEREAS, Lessor and Lessee are parties to an Aircraft Engine Lease Agreement dated as of January 15, 2010 ("Agreement") for the Lease of four Pratt & Whitney JT9D-7A Series Engines Bearing Engine Serial Numbers; 662288, 663073, 685609, 686089:

and

WHEREAS, Lessor and Lessee desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, Lessor and Lessee agree that, effective as of the date hereof, the Agreement is amended as follows:

Capitalized terms used herein and not defined shall have the same meaning as in the Original Agreement. ALL TERMS AND CONDITIONS, OBLIGATIONS AND REMEDIES of the January 2010 Lease Agreement & August 2010 Amendment I shall remain in full force and unchanged except for the items listed below:

1. An additional 2 years shall be added to the Lease term. The Lease Term shall be extended through February 1st, 2015.

2. Above referenced Engines shall be installed on Batlia Aircraft N706BL rather than N705BL.

3. As Lessee has been unable to meet its agreed upon payment obligations per the terms of the Agreement between the Parties. Lessor at its discretion has extended payment terms in order to assist Lessee by allowing Lessee to pay outstanding balances at a later date, such date shall be at sole discretion of Lessor. This action by Lessor allowing Lessee to delay its payments obligations, does not in any way change, release or relieve Lessee of its payment obligations or responsibilities per the terms of the Lease Agreement and First Amendment. For any delayed payment obligations which Lessor grants or has granted Lessee, Lessor may request such payments to be made at any time within 72 hours of demand being made by Lessor towards Lessee.
It is further understood and acknowledged by Lessee that Lessor allowing above payment terms and not enforcing the contractual performances required of Lessee per the terms or provisions of the Agreement shall in no way affect the right of Lessor to enforce same nor shall any non-enforcement of any breach of any of the terms or conditions of the Agreement be taken to be a waiver or release of any past, present or future breaches by Lessee.

4. Lessee's security deposit has been credited as partial payment towards outstanding balances owed by Lessee. Lessee acknowledges that prior to commencement of Lessee's utilization of the engines it shall replenish the Security deposit to its full balance in order to be in compliance with Lease Agreements required Security Deposit. Lessor may request such payments to be made at any time within 72 hours of demand being made by Lessor towards Lessee.

5. At any point in time Lessor may at its Sole discretion offer Lessee discounts for past due amounts, or accept a combination of Stock and cash payments in exchange for Lessee settling its past due balances in an expeditious manner. Nothing herein obligates Lessor to provide any such discounts or accept Lessee stock as a form of partial payment for outstanding balances of Lessee. Such an action is at the sole discretion of Lessor, with no obligation on the part of Lessor to make such offers.

6. Lessee Address shall be changed to address below:

Baltia Airlines, Inc.
JFK International Airport,
Building 151
Jamaica, NY 11430
Attn: Igor Dmitrowsky
Fax: 718-244-8882
Email: lgor.Dmitrowsky@baltia.com

7. Except as specifically amended hereby, the Original Lease Agreement and First Amendment are and shall remain in full force and effect.

8. This Amendment may be executed by Lessor and Lessee in separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute but one and the same Amendment.

IN WITNESS WHEREOF, each of the parties have executed and delivered this First Amendment to the Aircraft Purchase Agreement as of the date first written above.

LESSOR	LESSEE
LOGISTIC AIR, INC.	BALTIA AIRLINES, INC.
Signature: ____(signed)____	Signature: ____(signed)____
Name: Vandi Cooyar	Name: Igor Dmitrwosky
Title: President	Title: President
Date: 5/15/14	Date: 5/15/14